As filed with the Securities and Exchange Commission on August 10, 2009

Registration No. 333-__________
UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE ULTIMATE SOFTWARE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	65-0694077
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2000 Ultimate Way
Weston, FL  33326
(Address, including Zip Code, of
Registrant's Principal Executive Offices)

The Ultimate Software Group, Inc.
Amended and Restated 2005 Equity and Incentive Plan
(Full title of the plan)

Mitchell K. Dauerman
Executive Vice President,
Chief Financial Officer and Treasurer
The Ultimate Software Group, Inc.
2000 Ultimate Way
Weston, FL  33326
(954) 331-7000
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	500,000 shares	$26.11	$13,055,000	$729

(1)
This Registration Statement covers 500,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of The Ultimate Software Group, Inc. (the “Registrant”) that are being registered pursuant to The Ultimate Software Group, Inc. Amended and Restated 2005 Equity and Incentive Plan (the “Amended and Restated Plan”).  These shares of Common Stock reflect an increase of 500,000 shares of Common Stock authorized under the Amended and Restated Plan.  This Registration Statement shall also cover a presently indeterminable number of additional shares of Common Stock which may become issuable under the Amended and Restated Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ on  August 4, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, for the purpose of registering 500,000 additional shares of Common Stock of the Ultimate Software Group, Inc. (the “Registrant”) to be issued in satisfaction of awards granted pursuant to the Amended and Restated Plan.  The contents of the Registrant's previously filed Form S-8 Registration Statement, Registration No. 333-142972, as filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2007, and the contents of the Registrant’s previously filed Form S-8 Registration Statement, Registration No. 333-125076, as filed with the SEC on May 19, 2005, are hereby incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                      Exhibits.

Exhibit Number		Description
5.1	-	Opinion of Dewey & LeBoeuf LLP as to legality of securities being registered
23.1	-	Consent of KPMG LLP
23.2	-	Consent of Dewey & LeBoeuf LLP (included in Exhibit 5.1)
99.1	-	The Ultimate Software Group, Inc. Amended and Restated 2005 Equity and Incentive Plan (incorporated by reference to Form 8-K dated May 12, 2009 and filed with the SEC on May 18, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Weston, Florida, on this 10th day of August, 2009.

THE ULTIMATE SOFTWARE GROUP, INC.

By:         /s/ Mitchell K. Dauerman
Mitchell K. Dauerman
Executive Vice President, Chief Financial Officer andTreasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Scott Scherr Scott Scherr	President, Chief Executive Officer and Chairman of the Board	August 10, 2009
/s/ Mitchell K. Dauerman Mitchell K. Dauerman	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 10, 2009
/s/ Marc D. Scherr Marc D. Scherr	Vice Chairman of the Board and Chief Operating Officer	August 10, 2009
/s/ James A. FitzPatrick, Jr. James A. FitzPatrick, Jr.	Director	August 10, 2009
/s/ LeRoy A. Vander Putten LeRoy A. Vander Putten	Director	August 10, 2009
/s/ Rick A. Wilber Rick A. Wilber	Director	August 10, 2009
/s/ Robert A. Yanover Robert A. Yanover	Director	August 10, 2009
/s/ Alois T. Leiter Alois T. Leiter	Director	August 10, 2009

Index to Exhibits

Exhibit Number		Description
5.1	-	Opinion of Dewey & LeBoeuf LLP as to legality of securities being registered
23.1	-	Consent of KPMG LLP
23.2	-	Consent of Dewey & LeBoeuf LLP (included in Exhibit 5.1)
99.1	-	The Ultimate Software Group, Inc. Amended and Restated 2005 Equity and Incentive Plan (incorporated by reference to Form 8-K dated May 12, 2009 and filed with the SEC on May 18, 2009)